Exhibit 99.1

For Immediate Release

Contact:

Debra Johnson

Kanbay International, Inc.

+ 1-847.384.6151

media@kanbay.com

Katja Schroeder

Ruder Finn

+ 1-212-593-6441

Kanbay@ruderfinn.com

KANBAY EXPANDS LEADERSHIP TEAM TO ACCELERATE GROWTH AND

FURTHER ENHANCE ACCOUNT MANAGEMENT EXPERTISE

Larry Gordon Appointed Executive Vice President of Global Sales & Marketing, and

Ken Coppins Named Executive Vice President, World Class Solutions

ROSEMONT, IL., November 14, 2005 – Kanbay International, Inc. (Nasdaq: KBAY), a global IT services firm, focused on providing solutions to the financial services industry, today announced the addition of two members to its leadership team to accelerate growth and enhance account management expertise.  Larry Gordon, 45, joins Kanbay as Executive Vice President of Global Sales and Marketing, and Ken Coppins, 53, becomes Executive Vice President, World Class Solutions.  The additions increase Kanbay’s global leadership team to nine members from seven.

 As Executive Vice President for Global Sales and Marketing, Larry Gordon will head Kanbay’s customer acquisition and branding efforts.  Mr. Gordon’s 20 years of software and IT services experience includes marketing, sales, and sales management success, and spans corporate strategy, brand building, lead generation, and customer intimacy programs.  For over six years, prior to joining Kanbay, Mr. Gordon was Vice President of Global Marketing at Cognizant. He spearheaded Cognizant’s branding and lead generation programs, and contributed to increased sales through sales team management strategies and programs, leading to numerous key customer wins.

Ken Coppins joins Kanbay as Executive Vice President, World Class Solutions, to strengthen the overall account management expertise for Kanbay’s existing clients.  He offers large scale systems implementation, IT management consulting, quality delivery and account management expertise. He was a founding member and Managing Director at Answerthink, a leading management consulting firm and a former Managing Partner at KPMG, responsible for World Class IT and Northeast Management Consulting.

“We are thrilled to welcome the two new Executive Vice Presidents, Ken Coppins and Larry Gordon, to our seasoned leadership team to continue our growth path,” said Raymond Spencer, Chairman and CEO of Kanbay.  “Their deep industry experience and proven track record of building excellent customer relationships will enhance Kanbay’s overall offerings and customer service for clients and prospects.”

In addition to the two new hires, Kanbay restructured its existing management team to accommodate growth in emerging geographic markets and emphasize its dedication to staffing, learning and career development.  Jean Cholka, who previously led Sales and Marketing, will now become Chief People Officer.  Ms. Cholka has extensive Human Resources leadership experience and will replace Cyprian D’Souza as Chief People Officer.  Cyprian D’Souza, current board member and the Managing Director of Kanbay India will now be responsible for the expansion of Kanbay’s operations in India as well as in Europe, Asia-Pacific and the emerging markets.  Mr. D’Souza will bring his vast experience of establishing and managing Kanbay’s operations in India to other geographies where the company wants to grow.

“We welcome the appointment of Cyprian D’Souza as the driver for Kanbay’s global expansion, and the appointment of Jean Cholka as the Chief People Officer to oversee all learning, recruitment and career development initiatives,” stated Mr. Spencer. “Both executives will be critical to continuing Kanbay’s successful practice of building regional centers of excellence and fostering our global culture of innovation.”

About Kanbay International, Inc.

Founded in 1989, Kanbay International, Inc. (NASDAQ: KBAY) is a global IT services firm focused on the financial services industry. With over 5,000 associates, Kanbay provides its services primarily to banking institutions, insurance companies and securities and investment firms. The company uses a global delivery model to provide application development, maintenance and support, software package selection and integration, business process and technology advice, and specialized services. Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in the U.S., Canada, U.K., Australia, Hong Kong, Japan, Singapore and India. Further information about Kanbay can be found at www.kanbay.com.

Forward-Looking Statements

This press release may contain statements which are forward-looking statements under the federal securities laws.  Any forward-looking statements represent our views only as of the date of this press release, and such forward-looking statements should not be relied upon as representing our views as of any subsequent date.  These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the most recently completed fiscal year.

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